Exhibit 10.67

KID BRANDS, INC.

RESTRICTED STOCK AGREEMENT

Date of Grant:             , 20

RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of the date set forth above, between Kid Brands, Inc., a New Jersey corporation (the “Company”), and the Grantee whose name appears on the signature page hereof (the “Grantee”).

1. Confirmation of Grant. The Company hereby confirms the grant to the Grantee, effective as of the date set forth above, of             shares of its Common Stock, stated value $0.10 per share, of the Company (“Common Stock”), subject to the terms and conditions of this Agreement and the Plan (defined below). The Common Stock granted hereunder (the “Restricted Stock”) is issued under and subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan (the “Plan”), which is incorporated into this Agreement by reference. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern. The Grantee acknowledges receipt of a copy of the Plan.

2. Vesting. Except as provided in Sections 3 below (or pursuant to Section 14 of the Plan), the Restricted Stock shall vest ratably over     years (    % of aggregate grant per year), commencing on the first anniversary of the Date of Grant set forth above.

3. Forfeiture of Restricted Stock; Acceleration of Lapse of Restrictions.

(a) Termination of Employment. Except as provided in Section 3(b) below, in the event that the employment of the Grantee with a Participating Company is terminated for any reason (not including an authorized leave of absence) prior to the lapse of all or part of the restrictions on such Grantee’s Restricted Stock pursuant to Section 2 above, any such non-vested Restricted Stock shall be forfeited immediately thereafter and all rights of the Grantee to such forfeited Restricted Stock shall terminate without payment of consideration by the Company immediately after such termination.

(b) Death or Disability. Notwithstanding the provisions of Section 3(a) above, in the event that the employment of the Grantee with a Participating Company is terminated as a result of such Grantee’s death or Disability prior to the lapse of all or part of the restrictions on the Restricted Stock, all such restrictions shall lapse (i.e., all unvested Restricted Stock shall become fully vested) on the date of the Grantee’s death or Disability, as applicable.

(c) Acceleration. The Committee may, at any time in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any of all of such restrictions with respect to the Restricted Stock.

4. Manner of Issuance. Shares representing the Restricted Stock shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted; provided that prior to such issuance, the Grantee has executed this Agreement, has delivered a duly signed stock power, endorsed in blank (in the form attached hereto as Exhibit A), relating to the Common Stock covered by the Award, and, in the sole discretion of the Committee, has executed an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such shares. In the sole discretion of the Committee, shares issued in connection with the award of Restricted Stock evidenced hereby shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee, until such time as all restrictions with respect thereto lapse, unless such shares are earlier forfeited in accordance with the terms of this Agreement. The Committee may also require that the stock certificates evidencing such shares (or book entries) bear restrictive legends until the restrictions thereon shall have lapsed.

5. Transferability. Until the date that the restrictions of the Restricted Stock lapse pursuant to the terms hereof, none of the Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and any purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company, and no attempt to transfer the Restricted Stock, whether voluntarily or involuntarily, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Restricted Stock. Notwithstanding the foregoing, the Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any property distributable with respect to the Restricted Stock upon the death of the Grantee, and such property shall be transferable to such beneficiary or beneficiaries or to the person or persons entitled thereto by the laws of descent and distribution, and none of the limitations of the preceding sentence shall in such event apply to such Common Stock or other property. The Grantee acknowledges and agrees that a violation of this Section 5 will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Grantee agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of this Section 5 and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

6. Rights as Shareholder. Subject to the restrictions set forth in this Agreement and the Plan, the Grantee shall have all of the rights as a shareholder of the Company with respect to the shares of Restricted Stock subject to this Agreement, including the right to vote such shares and receive dividends to the extent paid by the Board of Directors on the Common Stock.

7. Tax Withholding. If a Participating Company is required to withhold any amount under the laws and regulations of the United States, any jurisdiction thereof or local government with respect to the issuance of or lapse of restrictions with respect to the Restricted Stock (“Withholding Taxes”), the Grantee shall be required to remit to the applicable Participating Company an amount sufficient to satisfy the employer’s Withholding Tax requirements. The applicable Participating Company shall have the right to require the payment of any such Withholding Taxes before issuing any Restricted Stock or removing the restrictions with respect thereto. Notwithstanding the foregoing, the Committee may, in its sole discretion, in lieu of all or any portion of a cash payment in respect of Withholding Taxes, permit the Grantee to elect to have the Company withhold shares (or allow the return of shares of Common Stock) having an aggregate Fair Market Value, determined on the date the obligation to withhold or pay such taxes arises, equal to the amount (or portion thereof) required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy the Grantee’s Withholding Tax obligation shall be disregarded and the remaining amount due shall be paid in cash by the Grantee.

8. Adjustments.

The Restricted Stock and this Agreement are subject to, and governed by, the provisions of Section 14 (Dilution and Other Adjustments) of the Plan.

9. Authority of Committee. Subject to the limitations set forth in the Plan, the Committee is vested with absolute discretion and authority to interpret the Plan and make all determinations necessary or advisable for the administration thereof. Any determination of the Committee in the administration of the Plan, as described therein, shall be final, conclusive and binding upon the Grantee and any person claiming under or through the Grantee, including, without limitation, as to any adjustments pursuant to Section 14 of the Plan.

10. No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall confer upon the Grantee any right with respect to continuance of employment or service by any Participating Company nor limit in any way the right of any Participating Company to terminate or modify the employment or retention of the Grantee at any time, with or without Cause. By accepting the Restricted Stock, the Grantee expressly acknowledges that there is no obligation on the part of any Participating Company to continue the Plan and/or grant any additional Awards to the Grantee.

11. Limitations on Delivery of Certificates. The Company shall not be required to issue or deliver a certificate for Restricted Stock hereunder unless the issuance and/or delivery of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.

12. Disposition of Common Stock. Notwithstanding anything contained in the Plan or herein to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the vesting of all or a portion of the Restricted Stock is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificates (or book entries) evidencing any of such shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

13. Miscellaneous.

(a) Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

if to the Company, to it at:

Kid Brands, Inc.

One Meadowlands Plaza, 8th Floor

East Rutherford, New Jersey 07073

Attention:    Secretary

Fax no.:       201-405-7377

E-mail address: jsfriedman@kidbrands.com

if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

Any notice given (i) after 5:00 p.m. local time on any business day or (ii) on a day that is not a business day, will be deemed to have been given on the next following business day.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Amendment. The Committee may at any time alter or amend this Agreement to the extent permitted by the Plan and applicable law. No termination, suspension, modification or amendment of the Plan or this Agreement shall impair or adversely affect any right acquired by the Grantee or such Grantee’s permitted transferees before the date of termination, suspension, modification or amendment unless the consent of the Grantee or such transferee is obtained. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 14 of the Plan does not adversely affect any right of the Grantee or such transferee.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(e) Applicable Law. To the extent the federal laws of the United Stated do not otherwise control, this Agreement shall be governed by and construed in accordance with the law of the State of New Jersey, regardless of conflicts of law principles thereof.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Signatures by facsimile (including in pdf format) will be deemed to be original signatures for all purposes hereunder.

(h) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(i) Share Certificates. All references to shares of Common Stock or certificates in this Agreement shall refer to either shares represented by certificates or uncertificated shares, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated shares of the Company.

(j) Section 83(b) Election. If the Grantee makes an election under Section 83(b) of the Code, or any successor section thereto, the Grantee shall deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

KID BRANDS, INC.

By:
Name:
Title:

GRANTEE

Address of Grantee:

Fax No.:
E-Mail:

EXHIBIT A

TO RESTRICTED STOCK AGREEMENT

STOCK POWER

FOR VALUE RECEIVED, the undersigned,             , hereby sells, assigns and transfers unto KID BRANDS, INC., a New Jersey corporation (the “Company”),             shares of the common stock of the Company, stated value $0.10 per share, standing in its name on the books of said corporation represented by Certificate No.    herewith and does hereby irrevocably constitute and appoint             to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:             , 20

Signature of Holder

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this stock power is to enable the Company to enforce the forfeiture provisions of the restricted stock to which the restricted stock agreement pertains, without requiring additional signatures on the part of the Grantee.